                                                                  CONFORMED COPY



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                      ----------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) April 28, 1997

                             WHIRLPOOL CORPORATION
       ------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                     1-3932                    38-1490038
----------------------------      ---------------           ------------------
(State or other jurisdiction      (Commission File          (I.R.S. Employer
       of incorporation)            number)                 Identification No.)



     2000 M63 North,  Benton Harbor, Michigan                    49022-2692
     ----------------------------------------------------------------------
     (Address of principal executive officers)                   (Zip Code)



                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code

Item 5.   Other Events

     Multibras S.A. Eletrodomesticos (Multibras) and Empresa Brasileira de Compressores S.A. (Embraco), Brazilian appliance- and compressor-manufacturing companies in which Whirlpool Corporation owns minority interests, have submitted tax-credit claims of 467 million reais, or approximately $440 million (U.S.) at the current exchange rate, related to a Brazilian government-sponsored export-incentive program.

     The Brazilian companies said the claims represent tax credits they should have received under program provisions for exports from July 1988 through December 1996. A Brazilian federal court had previously issued a final decision in favor of the companies on the merits of a dispute they had with the Brazilian government. The companies said the court must render a final decision on the amount, the timing and the payment method of any final award. Multibras and Embraco could not estimate when a decision will be made.

     Whirlpool has not recognized any income relating to the claims involving sales prior to 1997 because the timing and payment amount of such claims is uncertain. On an equity basis, Whirlpool owns about 37 percent of Multibras and 50 percent of Embraco.



Item 7   Financial Statements and Exhibits

     Exhibit 1
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     Copy of a press release dated April 28, 1997 regarding the company's
Brazilian affiliates tax-credit claims.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         WHIRLPOOL CORPORATION
                                         Registrant



Date: April 30, 1997                     By:  /s/  Daniel F. Hopp
                                            --------------------------------
                                             Name:   Daniel F. Hopp
                                             Title:  Vice President, General
                                                     Counsel and Secretary